Exhibit 3.28

State of Delaware Secretary of State Division of Corporations Delivered 05:44 PM 06/20/2012 FILED 05:44 PM 06/20/2012 SRV 120760157 – 5173670 FILE

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

FIRST:	The name of the limited liability company is APLMC Holding, LLC

SECOND:	The address of its registered office in the State of Delaware is 110 S. Poplar Street, Suite 101, City of Wilmington, County of New Castle, State of Delaware 19801. The name of its registered agent at such address is Andrew M. Lubin.

THE UNDERSIGNED is authorized to execute and file this Certificate of Formation for the purpose of forming the Company as a limited liability company pursuant to the laws of the State of Delaware, and accordingly has hereunto set her hand this 20th day of June, 2012.

/s/ Lisa D. Schumm
Lisa D. Schumm, Authorized Person

LW:694456.1

State of Delaware Secretary of State Division of Corporations Delivered 12:10 PM 06/27/2012 FILED 12:10 PM 06/27/2012 SRV 120782618 – 5173670 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF

APLMC HOLDING, LLC

1.	Name of limited Liability Company: APLMC HOLDING, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

FIRST:    The name of the limited liability company is

      Atlas Pipeline Mid-Continent Holdings, LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 26th day of June, 2012.

APLMC HOLDING, LLC, a Delaware limited liability company

By: Atlas Pipeline Operating Partnership, L.P., its sole member

By: Atlas Pipeline Partners GP, LLC, its general partner

By:	/s/ Gerald R. Shrader
Name:	Gerald R. Shrader
Its:	Secretary

LW:695377.1

State of Delaware Secretary of State Division of Corporations Delivered 12:11 PM 06/27/2012 FILED 12:11 PM 06/27/2012 SRV 120782622 – 5173670 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is Atlas Pipeline Mid-Continent Holdings, LLC

2. The Registered Office of the limited liability company in the State of Delaware is changed to CORPORATION TRUST CENTER 1209 ORANGE STREET (street), in the City of WILMINGTON, Zip Code 19801. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is THE CORPORATION TRUST COMPANY.

By:	/s/ Gerald R. Shrader
Authorized Person

Name:	Gerald R. Shrader, Secretary
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